UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2021 (June 17, 2021)

APOLLO MEDICAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801
(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Apollo Medical Holdings, Inc. (“ApolloMed”) held its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) on June 17, 2021. At the close of business on April 28, 2021, the record date for the 2021 Annual Meeting (the “Record Date”), there were 54,996,738 shares of common stock, par value $0.001 per share, of ApolloMed, issued and outstanding, each share being entitled to one vote and to be voted together as one class vote at the 2021 Annual Meeting. At the 2021 Annual Meeting, there were present in person or by proxy 40,439,251 shares of ApolloMed’s common stock, representing stockholders entitled to cast approximately 73.53% of the total outstanding eligible votes and constituting a quorum. As of the Record Date, 1,111,111 shares of ApolloMed’s Series A preferred stock and 555,555 shares of ApolloMed’s Series B preferred stock, par value $0.001 per share, were held by Network Medical Management, Inc., a wholly-owned subsidiary of ApolloMed, and therefore, pursuant to the Delaware General Corporation Law, such shares of preferred stock were not voted, nor counted for quorum purposes, at the 2021 Annual Meeting.

Set forth below are the voting results for the three proposals considered and voted upon at the 2021 Annual Meeting, all of which were described in ApolloMed’s definitive proxy statement for the 2021 Annual Meeting, filed with the Securities and Exchange Commission on April 29, 2021:

Proposal 1. Election of Directors

ApolloMed’s stockholders elected, by the votes indicated below, eleven persons to serve as directors of ApolloMed until its 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The following sets forth the results of the voting with respect to each candidate:

Director	For	Withheld	Broker Non-Votes (1)
Kenneth Sim, M.D.	35,332,152	204,028	4,903,071
Thomas S. Lam, M.D., M.P.H.	35,341,388	194,792	4,903,071
Mitchell W. Kitayama	31,704,446	3,831,734	4,903,071
David G. Schmidt	33,212,720	2,323,460	4,903,071
Mark Fawcett	33,730,120	1,806,060	4,903,071
Michael F. Eng	35,267,667	268,513	4,903,071
Li Yu	35,267,387	268,793	4,903,071
Ernest A. Bates, M.D.	33,400,743	2,135,437	4,903,071
Linda Marsh	35,210,109	326,071	4,903,071
John Chiang	33,679,987	1,856,193	4,903,071
Matthew Mazdyasni	35,017,037	519,143	4,903,071
(1) Broker non-votes represent proxies that are uninstructed on a proposal and submitted by brokers or other nominees who lack discretionary authority to vote on the proposal absent instructions from the beneficial owner of shares of stock.

Based on these voting results, each of the eleven nominees for director were elected to serve until ApolloMed’s 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.

Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm

ApolloMed’s stockholders voted to ratify the appointment of Ernst & Young LLP as ApolloMed’s independent registered public accounting firm for the fiscal year ending December 31, 2021. 40,291,476 votes were cast “for” the ratification, 147,187 votes were cast “against” the ratification and 588 votes abstained. There were no broker non-votes for this proposal.

Based on these voting results, the stockholders ratified the appointment of Ernst & Young LLP as ApolloMed’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Proposal 3. Approval of the Amendment of the Company's 2015 Equity Incentive Plan

ApolloMed’s stockholders voted to approve the amendment of the Company's 2015 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 2,000,000 shares, from 1,500,000 shares to 3,500,000 shares. 27,368,444 votes were cast “for” the approval, 7,816,984 votes were cast “against” the approval, 350,752 votes abstained and 4,903,071 broker non-votes for this proposal.

Based on these voting results, the stockholders approved the amendment of the Company's 2015 Equity Incentive Plan to increase the maximum number of shares authorized for issuance thereunder by 2,000,000 shares, from 1,500,000 shares to 3,500,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Date: June 21, 2021	By:	/s/ Thomas S. Lam
	Name: Title:	Thomas S. Lam, M.D., M.P.H. Co-Chief Executive Officer and President